UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2020

VERUS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34106	11-3820796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9841 Washingtonian Boulevard, #390

Gaithersburg, MD 20878

(Address of principal executive offices) (zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2020, Verus International, Inc. (the “Company”) entered into an amendment (the “Special Amendment”) to the promissory note issued to ACG Global Solutions, Inc. (the “Note”), effective March 31, 2020, whereby amendments were made to (i) extend the maturity date of the Note to December 31, 2021 (the “Maturity Date”), (ii) modify the prepayment clause to whereby payment by the Company of $150,000 or more on or before the Maturity Date will cause the Note to be forgiven and considered paid in full, (iii) modify the event of default and note collateral clauses, and (iv) add additional remedies upon the occurrence of an event of default.

The foregoing description of the Special Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of this document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is hereby incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 18, 2020, the Company and its wholly owned subsidiary, Big League Foods, Inc. (“BLF”), entered into a letter agreement (the “Agreement”) with ACG Global Solutions, Inc. (“ACG”) and Game on Foods, Inc. (“GOF”), whereby for certain consideration, BLF agreed to sell, transfer, and assign all of BLF’s rights, title, and interest in and to all of BLF’s assets to GOF.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of this document, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Special Amendment
10.2	Form of Agreement
99.1	Press Release dated December 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verus International, Inc.

Dated: December 28, 2020	/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer

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